As filed with the Securities & Exchange Commission on May 19, 1999
                                               Registration No. ________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                             -------------------------

                                      FORM S-4

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                             -------------------------

                                 REGIS CORPORATION
                 (Exact name of issuer as specified in its charter)

     Minnesota                                    7231                                    41-0749934
(State or other jurisdiction of         (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)          Classification Code Number)


                                7201 METRO BOULEVARD
                               EDINA, MINNESOTA 55439
                                   (612) 947-7777
           (Address and telephone number of principal executive offices)

                             -------------------------

             Paul D. Finkelstein, President and Chief Executive Officer
                                 Regis Corporation
                                7201 Metro Boulevard
                               Edina, Minnesota 55439
                                   (612) 947-777
             (Name, address and telephone number of agent for service)

                            Copies of Communications to:

               Bert M. Gross, Esq.                               Joseph T. Kinning, Esq.
               Eric A. Bakken, Esq.                             Scott A. Hendrickson, Esq.
                Regis Corporation                      Gray, Plant, Mooty, Mooty & Bennett, P.A.
               7201 Metro Boulevard                               33 South Sixth Street
              Edina, Minnesota 55439                                3400 City Center
                 (612) 947-7777                               Minneapolis, Minnesota 55402
                                                                     (612) 343-2800


                             -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the effective time of the proposed merger of Regis Merger Sub, Inc., a newly formed, wholly-owned subsidiary of Regis Corporation, with and into of The Barbers, Hairstyling for Men & Women, Inc.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /X/     333-75881
                                                  -----------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            --------------------------------------------

                          CALCULATION OF REGISTRATION FEE


                                                  Proposed
Title of Each Class       Amount to be        Maximum Offering           Proposed Maximum                Amount of
of Securities to be      Registered (1)        Price Per Share        Aggregate Offering Price      Registration Fee (2)
    Registered
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par             9,558               $12.13                   $231,864.95                   $64.46
value $.05 per share
------------------------


     (1) The registrant previously registered with the Securities and Exchange Commission 2,365,160 shares of its common stock, par value $.05 per share (Registration Statement 333-75881). The amount to be registered in this registration statement is the number of additional shares shares of common stock, par value $.05 per share ("Regis Common Stock"), of Regis Corporation ("Regis") issuable upon consummation of the merger (the "Merger") of Regis Merger Sub, Inc., a wholly-owned subsidiary of Regis, with and into The Barbers, Hairstyling for Men & Women, Inc. ("The Barbers"), at the conversion ratio of 1/2 of one share of Regis Common Stock for one share of common stock, par value $.10 per share, of The Barbers ("The Barbers Common Stock") (adjusted to reflect the 3-for-2 stock split of Regis effective March 1, 1999), based upon the Barbers issuance, pursuant to its Directors Compensation Plan and Designer Salon Program, of an additional 19,115 shares of The Barbers Common Stock since the effectiveness of the prior registration statement.
     (2) Pursuant to Rule 457(f)(1) and (c), the registration fee was calculated based on the average of the high and low price per share ($12.13) of The Barbers Common Stock as reported on the Nasdaq National Market System on May 13, 1999, multiplied by the additional number of shares of such stock to be canceled in the Merger (19,115 shares). In connection with the filing of the prior registration statement (Registration Statement 333-75881), the registrant paid a filing fee of $15,451.59.

                             -------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The information set forth in the Registration Statement on Form S-4 filed by Regis Corporation with the Securities and Exchange Commission (Registration Statement No. 333-75881) pursuant to the Securities Act of 1933, as amended, is incorporated by reference in this registration statement.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 18, 1999.

                                        REGIS CORPORATION

                                        By     /s/ Paul D. Finkelstein
                                           --------------------------------
                                             Paul D. Finkelstein
                                             CHIEF EXECUTIVE OFFICER

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul D. Finkelstein and Bert M. Gross, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                      TITLE                                   DATE



          /s/ Myron Kunin               Chairman of the Board and Director                     May 18, 1999
          ---------------
            Myron Kunin

     /s/ Paul D. Finkelstein            President, Chief Executive Officer and Director        May 18, 1999
     -----------------------
       Paul D. Finkelstein

       /s/ Randy L. Pearce              Senior Vice President-Finance, Chief Financial         May 18, 1999
       -------------------
         Randy L. Pearce                Officer, and Chief Accounting Officer

     /s/ Christopher A. Fox             Executive Vice President and Director                  May 18, 1999
     ----------------------
       Christopher A. Fox

      /s/ Rolf F. Bjelland             Director                                                May 18, 1999
      --------------------
       Rolf F. Bjelland

                                       Director
     ---------------------
       Thomas L. Gregory

                                       Director
       ------------------
        Van Zandt Hawn

                                       Director
       -----------------
         Susan S. Hoyt

                                                                    II-1

      /s/ David B. Kunin                Director                                               May 18, 1999
      ------------------
        David B. Kunin

                                 REGIS CORPORATION
                                      FORM S-4
                                 INDEX TO EXHIBITS

EXHIBIT                                      DESCRIPTION
  NO.

5* Opinion of Bert M. Gross regarding the validity of the Registrant's common stock to be issued in the Merger.

15*       Letter regarding unaudited interim financial information

23.1* Consent of PricewaterhouseCoopers LLP with respect to the audited consolidated financial statements of Regis Corporation

23.2* Consent of Ernst & Young LLP with respect to the audited consolidated financial statements of The Barbers, Hairstyling for Men & Women, Inc.

24*       Powers of Attorney (see signature page)

     ---------------

     *    Filed herewith.

                                         II-3
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